UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2015 (May 20, 2015)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 994-9300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2015, Tribune Media Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, four proposals were submitted to holders of the Company’s Class A common stock (the “Stockholders”). The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2015. The final voting results were as follows:

Proposal 1

The Stockholders elected the following Class II directors to serve for a term expiring at the 2018 Annual Meeting. The voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Vote
Michael Kreger	79,724,226	881,265	10,376,024
Peter Liguori	79,654,646	950,845	10,376,024

Proposal 2

The Stockholders approved the advisory resolution approving executive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
73,545,614	7,046,810	13,067	10,376,024

Proposal 3

The Stockholders voted in favor of holding future advisory votes approving executive compensation every year. The voting results are set forth below.

Every Year	Every 2 Years	Every 3 Years	Votes Abstained	Broker Non-Vote
77,923,142	10,007	2,651,671	20,671	10,376,024

In accordance with the voting results for Proposal 3, and consistent with the recommendation of the Board, the Company has determined that future advisory votes approving executive compensation will be held every year until the next vote on frequency, which is required at least once every six years.

Proposal 4

The Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
90,942,352	38,429	734	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel and Corporate Secretary

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